                                                                    EXHIBIT 21


                      OLYMPIC CASCADE FINANCIAL CORPORATION


Subsidiaries of the Registrant

September 25, 1998

                                                                    Percentage
                                                                    of Voting
                                                  State of          Securities
Subsidiary Name                                   Incorporation     Owned
---------------                                   -------------     ----------
National Securities Corporation                   Washington        100%


WestAmerica Investment Group                      California        100%


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